Exhibit 99.1

For:	Immediate Release	Contact:	Brett Bauer
	January 23, 2025		574-235-2000

1st Source Corporation Reports Record Annual Earnings,
Cash Dividend Declared, History of Increased Dividends Continues
FULL YEAR AND QUARTERLY HIGHLIGHTS
•Net income was a record $132.62 million for the year of 2024, up 6.16% from 2023 and was $31.44 million for the fourth quarter of 2024, down 10.02% from the previous quarter and up 10.58% from the fourth quarter of 2023. Diluted net income per common share was a record $5.36 for the year of 2024, up 6.56% from 2023 and was $1.27 for the fourth quarter of 2024, down 9.93% from the previous quarter and up 10.43% from the prior year’s fourth quarter. These results include $3.9 million in pre-tax losses from the sale of approximately $63 million available-for-sale securities executed in the fourth quarter. No other securities were sold during the year.
•Return on average assets increased to 1.52% and return on average common shareholders’ equity decreased to 12.54% for the full year 2024 from 1.48% and 13.48%, respectively, in 2023. For the fourth quarter of 2024, return on average assets increased to 1.42% and return on average common shareholders’ equity decreased to 11.21% from 1.32% and 11.87%, respectively, in the fourth quarter of 2023.
•Cash dividend of $0.36 per common share was approved, up 5.88% from the cash dividend declared a year ago.
•End of period loans and leases were $6.85 billion at December 31, 2024, up $336.30 million or 5.16% from $6.52 billion at December 31, 2023.
•End of period deposits net of brokered deposits were $6.73 billion at December 31, 2024, up $324.14 million or 5.06% from $6.41 billion at December 31, 2023.
•Tax-equivalent net interest margin was 3.64% for 2024, up 13 basis points from 2023 and was 3.78% for the fourth quarter of 2024, up 14 basis points from the prior quarter and up 27 basis points from the fourth quarter of 2023.
South Bend, IN — 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported record net income of $132.62 million for 2024, an increase of 6.16% compared to $124.93 million earned in 2023. Fourth quarter net income was $31.44 million, an increase of 10.58% compared to $28.43 million earned in the fourth quarter of 2023. Diluted net income per common share for the year was a record $5.36, up 6.56% from the $5.03 earned a year earlier. Diluted net income per common share for the fourth quarter was $1.27, up 10.43% from the $1.15 earned in the fourth quarter of the previous year.
Return on average assets increased to 1.52% and return on average common shareholders’ equity decreased to 12.54% for the full year 2024 from 1.48% and 13.48%, respectively, in 2023. For the fourth quarter of 2024, return on average assets increased to 1.42% and return on average common shareholders’ equity decreased to 11.21% from 1.32% and 11.87%, respectively, in the fourth quarter of 2023. The increase in return on average assets was mainly due to a larger percentage increase in net income compared to the percent increase in average assets for both periods presented. The decrease in return on average common shareholders’ equity was the result of a larger percentage increase in average common shareholders’ equity compared to net income primarily from fewer unrealized losses in the available-for-sale securities portfolio, net of income, taxes for both periods presented.
At its January 2025 meeting, the Board of Directors approved a cash dividend of $0.36 per common share, up 5.88% from the $0.34 per common share declared a year ago. The cash dividend is payable to shareholders of record on February 4, 2025 and will be paid on February 14, 2025.

Christopher J. Murphy III, Chairman and Chief Executive Officer, commented, “We are pleased to announce record net income for the fourth year in a row and we reached our 37th consecutive year of dividend growth. We were able to grow average loans and leases by $394.47 million or 6.36% from 2023 while maintaining disciplined loan and lease pricing. As a result, and despite sustained deposit pricing competition, our tax-equivalent net interest margin expanded during 2024 to 3.64% from 3.51% in 2023. During the fourth quarter, we also experienced margin expansion of 14 basis points. We had net charge-offs to average loans and leases of 0.09% in 2024 compared to net recoveries to average loans and leases of 0.04% in 2023. I am extremely proud that my colleagues were able to achieve such positive results despite the unique challenges of the last several years.
“In addition, at the close of the year, we were pleased to achieve an ‘Excellent’ Net Promoter Score (NPS) of 76.4%. NPS is widely utilized across industries as a key customer experience measurement. Our NPS has remained strong through each quarter of 2024 - above 76%, which indicates that our clients feel they have great experiences with 1st Source Bank and would recommend us to their friends - the highest of all praise.
“Continuing our efforts to be a leader in the instant payment landscape, 1st Source Bank joined the U.S. Faster Payment Council in the fourth quarter of 2024. This industry-led membership organization is helping to shape the future of our national payment system.
“Finally, 1st Source Bank partnered with the City of South Bend, Indiana and the North Central Indiana Small Business Development Center (ISBDC) on the South Bend Opportunity Fund. This program provides businesses that meet certain conditions and eligibility with customized, one-on-one coaching from ISBDC and will be assessed for their readiness for a small business loan at a lower interest rate serviced by 1st Source Bank. We are excited to support this program as it aids small businesses with affordable access to capital right in the backyard of our South Bend headquarters. This program fits nicely with our existing capabilities and furthers our goal of supporting small businesses in the communities where we live, work, worship, and raise our families.” Mr. Murphy concluded.
FULL YEAR AND FOURTH QUARTER 2024 FINANCIAL RESULTS
Loans
Annual average loans and leases of $6.60 billion increased $394.47 million, up 6.36% from the full year 2023. Quarterly average loans and leases of $6.68 billion increased $288.56 million, up 4.52% in the fourth quarter of 2024 from the year ago quarter and have increased $70.74 million, up 1.07% from the third quarter of this year. Strong growth primarily within our Construction Equipment, Auto and Light Truck and Renewable Energy portfolios and selective growth in our Commercial Real Estate portfolio drove total average loans and leases higher during the year.
Deposits
Annual average deposits for 2024 were $7.12 billion, an increase of $161.71 million, up 2.32% from 2023. Quarterly average deposits of $7.15 billion grew $77.48 million, up 1.10% compared to the same quarter last year and increased $11.72 million, up slightly compared to the third quarter of this year. Average deposit growth over the last year came from increased time deposits, money market accounts and brokered deposits. The average deposit mix change from 2023 continued through 2024 with clients moving their funds from non-maturity accounts to higher yielding certificates of deposit and money market accounts due to the elevated interest rate environment.
Net Interest Income and Net Interest Margin
For the twelve months of 2024, tax-equivalent net interest income was $301.40 million, an increase of $22.02 million, up 7.88% compared to the full year 2023. Fourth quarter 2024 tax-equivalent net interest income of $79.52 million increased $8.02 million, up 11.22% from the fourth quarter a year ago and increased $3.89 million, or 5.14% from the third quarter.
Net interest margin for the year ending December 31, 2024 was 3.63%, an increase of 13 basis points from the 3.50% for the year ending December 31, 2023. Net interest margin on a tax-equivalent basis for the year ending December 31, 2024 was 3.64%, an increase of 13 basis points from the 3.51% for the year ending December 31, 2023. Net interest recoveries positively contributed three basis points to the tax-equivalent net interest margin compared to a positive two basis point impact during 2023.

Fourth quarter 2024 net interest margin was 3.77%, an increase of 26 basis points from the 3.51% for the same period in 2023 and an increase of 14 basis points from the prior quarter. Fourth quarter 2024 net interest margin on a fully tax-equivalent basis was 3.78%, an increase of 27 basis points from the 3.51% for the same period in 2023 and an increase of 14 basis points from the 3.64% in the prior quarter. Net interest recoveries had a positive three basis point impact on the fourth quarter net interest margin compared to a four basis point impact during the fourth quarter of 2023.
Noninterest Income
Noninterest income for the twelve months ended December 31, 2024 was $86.31 million, down $4.32 million or 4.76% compared to the twelve months ended December 31, 2023. Fourth quarter 2024 noninterest income of $18.48 million decreased $1.59 million, or 7.94% from the fourth quarter a year ago and decreased $3.97 million or 17.67% from the third quarter.
Noninterest income during the twelve months ended December 31, 2024 was lower compared to a year ago mainly from lower equipment rental income due to a decrease of the equipment rental portfolio as demand for operating leases continues to decline. Also contributing to lower income were realized losses of $3.90 million from repositioning the available-for-sale investment securities portfolio compared to realized losses of $2.88 million during 2023. Noninterest income in 2024 was also impacted by lower partnership investment gains related to the sale of renewable energy tax equity investments compared to last year, a writedown of $0.86 million on a small business capital investment, and a reduction in interest rate swap fees. These decreases were offset by increased trust and wealth advisory income primarily from the positive market performance during the year, a rise in brokerage commissions, and rental income related to a repossessed asset.
The decrease in noninterest income from the previous quarter was mainly due to the losses on the sale of available-for-sale securities of $3.90 million. The securities sold had a weighted average yield of 0.71% and were replaced with securities having a weighted average yield of 4.64%. The breakeven on this transaction is estimated to be approximately 1.6 years. Additionally, we had a writedown on a small business capital investment during the fourth quarter as explained above. These decreases were offset by increased trust and wealth advisory income primarily from estate fees during the quarter.
Noninterest Expense
Noninterest expense for the twelve months ended December 31, 2024 was $203.60 million, an increase of $4.44 million, or 2.23% compared to the same period a year ago. Fourth quarter 2024 noninterest expense of $54.21 million increased $1.40 million, or 2.65% from the fourth quarter a year ago and increased $3.38 million or 6.65% from the prior quarter.
The increase in noninterest expense for 2024 from 2023 was primarily due to higher base salaries as a result of normal merit increases, the impact of wage inflation, an increase in the number of employees filling prior open positions, higher incentives, and higher data processing costs related to technology projects. These increases were offset by lower leased equipment depreciation, reduced group insurance claims, the utilization of 401(k) Plan forfeitures to offset current year employer contribution expense, and higher gains on the sale of fixed assets and leased equipment.
The increase in noninterest expense from the previous quarter was mainly due to a $0.85 million stolen check fraud loss, fewer gains on the sale of fixed assets, and higher data processing costs related to technology projects. These increases were offset by reduced business development and marketing expense and the utilization of 401(k) Plan forfeitures in the amount of $0.65 million to offset current year employer contribution expense.
Credit
The allowance for loan and lease losses as of December 31, 2024 was 2.27% of total loans and leases compared to 2.30% at September 30, 2024 and 2.26% at December 31, 2023.
Net charge-offs for the full year of 2024 were $5.68 million compared to net recoveries of $2.42 million in 2023. This resulted in net charge-offs to average loans and leases of 0.09% for 2024 compared to a net recoveries of 0.04% for 2023. Net charge-offs in the fourth quarter of 2024 were $0.69 million compared with net recoveries of $1.57 million in the same quarter a year ago and $0.85 million of net charge-offs in the previous quarter.

The provision for credit losses was $12.47 million for the twelve months ended December 31, 2024 and included $3.58 million for the fourth quarter of 2024, an increase of $4.03 million and $1.51 million, respectively, compared with the same periods in 2023. The increase in the provision expense was mainly due to loan growth and net charge-offs offset by a decrease in the provision for unfunded loan commitments from fundings during the year. The ratio of nonperforming assets to loans and leases was 0.46% as of December 31, 2024, compared to 0.47% on September 30, 2024 and 0.37% on December 31, 2023.
Capital
As of December 31, 2024, the common equity-to-assets ratio was 12.44%, compared to 12.60% at September 30, 2024 and 11.34% a year ago. The tangible common equity-to-tangible assets ratio was 11.61% at December 31, 2024 compared to 11.76% at September 30, 2024 and 10.48% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines, was 14.21% at December 31, 2024 compared to 14.18% at September 30, 2024 and 13.22% a year ago.
During 2024, 2,997 shares were repurchased for treasury reducing common shareholders’ equity by $0.18 million. All of the shares were repurchased during the fourth quarter 2024.
ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of its clients, individuals, businesses and the communities it serves. For more information, visit www.1stsource.com.
1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, and construction equipment. The Corporation includes 77 banking centers, 18 1st Source Bank Specialty Finance Group locations nationwide, nine Wealth Advisory Services locations, 10 1st Source Insurance offices, and three loan production offices.
FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.

NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.
Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
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(charts attached)

1st SOURCE CORPORATION
4th QUARTER 2024 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
AVERAGE BALANCES
Assets	$8,824,464	$8,719,824	$8,553,500	$8,739,539	$8,414,797
Earning assets	8,378,064	8,273,301	8,071,861	8,284,489	7,956,604
Investments	1,580,016	1,539,219	1,596,602	1,570,364	1,676,650
Loans and leases	6,676,421	6,605,677	6,387,858	6,598,329	6,203,857
Deposits	7,146,149	7,134,426	7,068,668	7,118,957	6,957,244
Interest bearing liabilities	5,841,096	5,806,983	5,678,546	5,838,539	5,522,793
Common shareholders’ equity	1,115,473	1,079,543	949,939	1,057,331	926,935
Total equity	1,186,337	1,150,795	1,013,114	1,130,342	987,196
INCOME STATEMENT DATA
Net interest income	$79,366	$75,486	$71,330	$300,817	$278,647
Net interest income - FTE(1)	79,516	75,630	71,496	301,403	279,388
Provision for credit losses(2)	3,580	1,723	2,074	12,466	8,432
Noninterest income	18,482	22,448	20,076	86,307	90,623
Noninterest expense(2)	54,208	50,828	52,809	203,601	199,158
Net income	31,437	34,914	28,417	132,618	124,934
Net income available to common shareholders	31,438	34,937	28,429	132,623	124,927
PER SHARE DATA
Basic net income per common share	$1.27	$1.41	$1.15	$5.36	$5.03
Diluted net income per common share	1.27	1.41	1.15	5.36	5.03
Common cash dividends declared	0.36	0.36	0.34	1.40	1.30
Book value per common share(3)	45.31	45.05	40.50	45.31	40.50
Tangible book value per common share(1)	41.89	41.62	37.06	41.89	37.06
Market value - High	68.13	65.63	56.59	68.13	56.59
Market value - Low	57.04	51.80	41.30	47.30	38.77
Basic weighted average common shares outstanding	24,515,454	24,514,144	24,430,477	24,496,148	24,615,546
Diluted weighted average common shares outstanding	24,515,454	24,514,144	24,430,477	24,496,148	24,615,546
KEY RATIOS
Return on average assets	1.42%	1.59%	1.32%	1.52%	1.48%
Return on average common shareholders’ equity	11.21	12.87	11.87	12.54	13.48
Average common shareholders’ equity to average assets	12.64	12.38	11.11	12.10	11.02
End of period tangible common equity to tangible assets(1)	11.61	11.76	10.48	11.61	10.48
Risk-based capital - Common Equity Tier 1(4)	14.21	14.18	13.22	14.21	13.22
Risk-based capital - Tier 1(4)	15.82	15.84	14.99	15.82	14.99
Risk-based capital - Total(4)	17.08	17.10	16.25	17.08	16.25
Net interest margin	3.77	3.63	3.51	3.63	3.50
Net interest margin - FTE(1)	3.78	3.64	3.51	3.64	3.51
Efficiency ratio: expense to revenue	55.40	51.90	57.77	52.59	53.93
Efficiency ratio: expense to revenue (prior presentation)(5)	N/A	50.49	57.95	N/A	54.63
Efficiency ratio: expense to revenue - adjusted(1)	53.01	51.75	56.22	51.90	53.49
Efficiency ratio: expense to revenue - adjusted (prior presentation)(1)(5)	N/A	50.32	56.40	N/A	54.21
Net charge-offs (recoveries) to average loans and leases	0.04	0.05	(0.10)	0.09	(0.04)
Loan and lease loss allowance to loans and leases	2.27	2.30	2.26	2.27	2.26
Nonperforming assets to loans and leases	0.46	0.47	0.37	0.46	0.37

	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023
END OF PERIOD BALANCES
Assets	$8,931,938	$8,763,946	$8,878,003	$8,667,837	$8,727,958
Loans and leases	6,854,808	6,616,100	6,652,999	6,562,772	6,518,505
Deposits	7,230,035	7,125,944	7,195,924	7,055,311	7,038,581
Allowance for loan and lease losses	155,540	152,324	150,067	148,024	147,552
Goodwill and intangible assets	83,897	83,902	83,907	83,912	83,916
Common shareholders’ equity	1,111,068	1,104,253	1,043,515	1,009,886	989,568
Total equity	1,181,506	1,175,205	1,114,855	1,081,549	1,068,263
ASSET QUALITY
Loans and leases past due 90 days or more	$106	$100	$185	$26	$149
Nonaccrual loans and leases	30,613	30,678	20,297	22,097	23,381
Other real estate	460	—	—	—	—
Repossessions	155	109	352	308	705
Total nonperforming assets	$31,334	$30,887	$20,834	$22,431	$24,235
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Provision for unfunded loan commitments is included in the provision for credit losses. The reclassification of the provision for unfunded loan commitments out of other expense as a component of noninterest expense was made to prior period amounts to conform to current period presentation.
(3) Calculated as common shareholders’ equity divided by common shares outstanding at the end of the period.
(4) Calculated under banking regulatory guidelines.
(5) Presented as calculated prior to December 31, 2024, which included the provision for unfunded loan commitments in noninterest expense. Management believes that removing the provision for unfunded loan commitments from this metric enhances comparability for peer comparison purposes.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	December 31,	September 30,	June 30,	December 31,
	2024	2024	2024	2023
ASSETS
Cash and due from banks	$76,837	$99,900	$89,592	$77,474
Federal funds sold and interest bearing deposits with other banks	47,989	69,461	179,651	52,194
Investment securities available-for-sale, at fair value	1,536,299	1,563,461	1,523,548	1,622,600
Other investments	23,855	23,855	24,585	25,075
Mortgages held for sale	2,569	3,690	2,763	1,442
Loans and leases, net of unearned discount:
Commercial and agricultural	772,974	723,176	721,235	766,223
Renewable energy	487,266	479,947	459,441	399,708
Auto and light truck	948,435	949,473	1,009,967	966,912
Medium and heavy duty truck	289,623	299,208	315,157	311,947
Aircraft	1,123,797	1,065,801	1,058,591	1,078,172
Construction equipment	1,203,912	1,141,367	1,132,556	1,084,752
Commercial real estate	1,215,265	1,156,823	1,164,598	1,129,861
Residential real estate and home equity	680,071	664,581	654,357	637,973
Consumer	133,465	135,724	137,097	142,957
Total loans and leases	6,854,808	6,616,100	6,652,999	6,518,505
Allowance for loan and lease losses	(155,540)	(152,324)	(150,067)	(147,552)
Net loans and leases	6,699,268	6,463,776	6,502,932	6,370,953
Equipment owned under operating leases, net	11,483	13,011	13,886	20,366
Premises and equipment, net	53,456	48,185	48,201	46,159
Goodwill and intangible assets	83,897	83,902	83,907	83,916
Accrued income and other assets	396,285	394,705	408,938	427,779
Total assets	$8,931,938	$8,763,946	$8,878,003	$8,727,958

LIABILITIES
Deposits:
Noninterest bearing demand	$1,639,101	$1,635,981	$1,578,762	$1,655,728
Interest-bearing deposits:
Interest-bearing demand	2,544,839	2,404,805	2,543,724	2,430,833
Savings	1,256,370	1,242,551	1,255,154	1,213,334
Time	1,789,725	1,842,607	1,818,284	1,738,686
Total interest-bearing deposits	5,590,934	5,489,963	5,617,162	5,382,853
Total deposits	7,230,035	7,125,944	7,195,924	7,038,581
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	72,346	63,553	70,767	55,809
Other short-term borrowings	176,852	102,124	217,450	256,550
Total short-term borrowings	249,198	165,677	288,217	312,359
Long-term debt and mandatorily redeemable securities	39,156	39,220	39,136	47,911
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	173,279	199,136	181,107	202,080
Total liabilities	7,750,432	7,588,741	7,763,148	7,659,695

SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at December 31, 2024, September 30, 2024, June 30, 2024, and December 31, 2023, respectively	436,538	436,538	436,538	436,538
Retained earnings	890,937	868,075	841,790	789,842
Cost of common stock in treasury (3,685,512, 3,691,291, 3,698,651, and 3,771,070 shares at December 31, 2024, September 30, 2024, June 30, 2024, and December 31, 2023, respectively)	(129,175)	(129,134)	(129,248)	(130,489)
Accumulated other comprehensive loss	(87,232)	(71,226)	(105,565)	(106,323)
Total shareholders’ equity	1,111,068	1,104,253	1,043,515	989,568
Noncontrolling interests	70,438	70,952	71,340	78,695
Total equity	1,181,506	1,175,205	1,114,855	1,068,263
Total liabilities and equity	$8,931,938	$8,763,946	$8,878,003	$8,727,958

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Interest income:
Loans and leases	$113,826	$115,200	$107,103	$451,329	$387,298
Investment securities, taxable	7,621	6,120	5,989	25,720	24,501
Investment securities, tax-exempt	278	251	314	1,043	1,445
Other	1,425	1,659	1,165	5,925	3,663
Total interest income	123,150	123,230	114,571	484,017	416,907
Interest expense:
Deposits	40,221	43,782	38,624	166,842	123,162
Short-term borrowings	2,207	1,509	1,878	8,976	7,032
Subordinated notes	1,041	1,054	1,066	4,217	4,174
Long-term debt and mandatorily redeemable securities	315	1,399	1,673	3,165	3,892
Total interest expense	43,784	47,744	43,241	183,200	138,260
Net interest income	79,366	75,486	71,330	300,817	278,647
Provision for credit losses:
Provision for credit losses — loans and leases	3,904	3,108	1,911	13,663	5,866
(Recovery of) provision for credit losses — unfunded loan commitments	(324)	(1,385)	163	(1,197)	2,566
Total provision for credit losses	3,580	1,723	2,074	12,466	8,432
Net interest income after provision for credit losses	75,786	73,763	69,256	288,351	270,215
Noninterest income:
Trust and wealth advisory	6,817	6,524	5,912	26,709	23,706
Service charges on deposit accounts	3,325	3,279	3,331	12,877	12,749
Debit card	4,424	4,598	4,395	17,785	17,980
Mortgage banking	938	1,042	772	4,210	3,471
Insurance commissions	1,702	1,641	1,527	6,730	6,911
Equipment rental	1,102	1,141	1,907	5,171	8,837
Losses on investment securities available-for-sale	(3,889)	—	(2,882)	(3,889)	(2,926)
Other	4,063	4,223	5,114	16,714	19,895
Total noninterest income	18,482	22,448	20,076	86,307	90,623
Noninterest expense:
Salaries and employee benefits	31,825	31,274	29,913	121,909	115,612
Net occupancy	3,024	3,011	2,925	11,939	11,090
Furniture and equipment	1,702	1,496	1,715	5,612	5,653
Data processing	7,353	7,002	6,341	27,567	25,055
Depreciation — leased equipment	879	907	1,523	4,073	7,093
Professional fees	2,112	1,928	2,556	7,098	6,705
FDIC and other insurance	1,435	1,423	1,624	6,142	5,926
Business development and marketing	1,435	1,671	2,335	6,876	7,157
Other	4,443	2,116	3,877	12,385	14,867
Total noninterest expense	54,208	50,828	52,809	203,601	199,158
Income before income taxes	40,060	45,383	36,523	171,057	161,680
Income tax expense	8,623	10,469	8,106	38,439	36,746
Net income	31,437	34,914	28,417	132,618	124,934
Net loss (income) attributable to noncontrolling interests	1	23	12	5	(7)
Net income available to common shareholders	$31,438	$34,937	$28,429	$132,623	$124,927
Per common share:
Basic net income per common share	$1.27	$1.41	$1.15	$5.36	$5.03
Diluted net income per common share	$1.27	$1.41	$1.15	$5.36	$5.03
Basic weighted average common shares outstanding	24,515,454	24,514,144	24,430,477	24,496,148	24,615,546
Diluted weighted average common shares outstanding	24,515,454	24,514,144	24,430,477	24,496,148	24,615,546

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	December 31, 2024			September 30, 2024			December 31, 2023
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,548,340	$7,621	1.96%	$1,510,162	$6,120	1.61%	$1,559,351	$5,989	1.52%
Tax-exempt(1)	31,676	350	4.40%	29,057	316	4.33%	37,251	392	4.17%
Mortgages held for sale	3,159	52	6.55%	3,758	63	6.67%	2,010	41	8.09%
Loans and leases, net of unearned discount(1)	6,676,421	113,852	6.78%	6,605,677	115,216	6.94%	6,387,858	107,150	6.65%
Other investments	118,468	1,425	4.79%	124,647	1,659	5.29%	85,391	1,165	5.41%
Total earning assets(1)	8,378,064	123,300	5.85%	8,273,301	123,374	5.93%	8,071,861	114,737	5.64%
Cash and due from banks	74,243			64,014			70,352
Allowance for loan and lease losses	(153,798)			(151,693)			(146,076)
Other assets	525,955			534,202			557,363
Total assets	$8,824,464			$8,719,824			$8,553,500

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$5,506,501	$40,221	2.91%	$5,534,358	$43,782	3.15%	$5,383,925	$38,624	2.85%
Short-term borrowings:
Securities sold under agreements to repurchase	67,697	176	1.03%	64,032	173	1.07%	52,278	29	0.22%
Other short-term borrowings	169,133	2,031	4.78%	110,710	1,336	4.80%	136,814	1,849	5.36%
Subordinated notes	58,764	1,041	7.05%	58,764	1,054	7.14%	58,764	1,066	7.20%
Long-term debt and mandatorily redeemable securities	39,001	315	3.21%	39,119	1,399	14.23%	46,765	1,673	14.19%
Total interest-bearing liabilities	5,841,096	43,784	2.98%	5,806,983	47,744	3.27%	5,678,546	43,241	3.02%
Noninterest-bearing deposits	1,639,648			1,600,068			1,684,743
Other liabilities	157,383			161,978			177,097
Shareholders’ equity	1,115,473			1,079,543			949,939
Noncontrolling interests	70,864			71,252			63,175
Total liabilities and equity	$8,824,464			$8,719,824			$8,553,500
Less: Fully tax-equivalent adjustments		(150)			(144)			(166)
Net interest income/margin (GAAP-derived)(1)		$79,366	3.77%		$75,486	3.63%		$71,330	3.51%
Fully tax-equivalent adjustments		150			144			166
Net interest income/margin - FTE(1)		$79,516	3.78%		$75,630	3.64%		$71,496	3.51%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
	Twelve Months Ended
	December 31, 2024			December 31, 2023
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,539,900	$25,720	1.67%	$1,632,567	$24,501	1.50%
Tax-exempt(1)	30,464	1,312	4.31%	44,083	1,805	4.09%
Mortgages held for sale	3,233	214	6.62%	2,368	155	6.55%
Loans and leases, net of unearned discount(1)	6,598,329	451,432	6.84%	6,203,857	387,524	6.25%
Other investments	112,563	5,925	5.26%	73,729	3,663	4.97%
Total earning assets(1)	8,284,489	484,603	5.85%	7,956,604	417,648	5.25%
Cash and due from banks	65,285			70,304
Allowance for loan and lease losses	(151,050)			(144,183)
Other assets	540,815			532,072
Total assets	$8,739,539			$8,414,797

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$5,509,956	$166,842	3.03%	$5,204,095	$123,162	2.37%
Short-term borrowings:
Securities sold under agreements to repurchase	60,388	542	0.90%	78,928	136	0.17%
Other short-term borrowings	168,460	8,434	5.01%	134,683	6,896	5.12%
Subordinated notes	58,764	4,217	7.18%	58,764	4,174	7.10%
Long-term debt and mandatorily redeemable securities	40,971	3,165	7.72%	46,323	3,892	8.40%
Total interest-bearing liabilities	5,838,539	183,200	3.14%	5,522,793	138,260	2.50%
Noninterest-bearing deposits	1,609,001			1,753,149
Other liabilities	161,657			151,659
Shareholders’ equity	1,057,331			926,935
Noncontrolling interests	73,011			60,261
Total liabilities and equity	$8,739,539			$8,414,797
Less: Fully tax-equivalent adjustments		(586)			(741)
Net interest income/margin (GAAP-derived)(1)		$300,817	3.63%		$278,647	3.50%
Fully tax-equivalent adjustments		586			741
Net interest income/margin - FTE(1)		$301,403	3.64%		$279,388	3.51%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended			Twelve Months Ended
		December 31,	September 30,	December 31,	December 31,	December 31,
		2024	2024	2023	2024	2023
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$123,150	$123,230	$114,571	$484,017	$416,907
	Fully tax-equivalent adjustments:
(B)	- Loans and leases	78	79	88	317	381
(C)	- Tax-exempt investment securities	72	65	78	269	360
(D)	Interest income - FTE (A+B+C)	123,300	123,374	114,737	484,603	417,648
(E)	Interest expense (GAAP)	43,784	47,744	43,241	183,200	138,260
(F)	Net interest income (GAAP) (A–E)	79,366	75,486	71,330	300,817	278,647
(G)	Net interest income - FTE (D–E)	79,516	75,630	71,496	301,403	279,388
(H)	Annualization factor	3.978	3.978	3.967	1.000	1.000
(I)	Total earning assets	$8,378,064	$8,273,301	$8,071,861	$8,284,489	$7,956,604
	Net interest margin (GAAP-derived) (F*H)/I	3.77%	3.63%	3.51%	3.63%	3.50%
	Net interest margin - FTE (G*H)/I	3.78%	3.64%	3.51%	3.64%	3.51%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$79,366	$75,486	$71,330	$300,817	$278,647
(G)	Net interest income - FTE	79,516	75,630	71,496	301,403	279,388
(J)	Plus: noninterest income (GAAP)	18,482	22,448	20,076	86,307	90,623
(K)	Less: gains/losses on investment securities and partnership investments	3,487	(712)	1,173	809	(3,875)
(L)	Less: depreciation - leased equipment	(879)	(907)	(1,523)	(4,073)	(7,093)
(M)	Total net revenue (GAAP) (F+J)	97,848	97,934	91,406	387,124	369,270
(N)	Total net revenue - adjusted (G+J–K–L)	100,606	96,459	91,222	384,446	359,043
(O)	Noninterest expense (GAAP)	54,208	50,828	52,809	203,601	199,158
(L)	Less: depreciation - leased equipment	(879)	(907)	(1,523)	(4,073)	(7,093)
(P)	Noninterest expense - adjusted (O–L)	53,329	49,921	51,286	199,528	192,065
	Efficiency ratio (GAAP-derived) (O/M)	55.40%	51.90%	57.77%	52.59%	53.93%
	Efficiency ratio - adjusted (P/N)	53.01%	51.75%	56.22%	51.90%	53.49%

		End of Period
		December 31,	September 30,	December 31,
		2024	2024	2023
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(Q)	Total common shareholders’ equity (GAAP)	$1,111,068	$1,104,253	$989,568
(R)	Less: goodwill and intangible assets	(83,897)	(83,902)	(83,916)
(S)	Total tangible common shareholders’ equity (Q–R)	$1,027,171	$1,020,351	$905,652
(T)	Total assets (GAAP)	8,931,938	8,763,946	8,727,958
(R)	Less: goodwill and intangible assets	(83,897)	(83,902)	(83,916)
(U)	Total tangible assets (T–R)	$8,848,041	$8,680,044	$8,644,042
	Common equity-to-assets ratio (GAAP-derived) (Q/T)	12.44%	12.60%	11.34%
	Tangible common equity-to-tangible assets ratio (S/U)	11.61%	11.76%	10.48%

Calculation of Tangible Book Value per Common Share
(Q)	Total common shareholders’ equity (GAAP)	$1,111,068	$1,104,253	$989,568
(V)	Actual common shares outstanding	24,520,162	24,514,383	24,434,604
	Book value per common share (GAAP-derived) (Q/V)*1000	$45.31	$45.05	$40.50
	Tangible common book value per share (S/V)*1000	$41.89	$41.62	$37.06
The NASDAQ Stock Market National Market Symbol: “SRCE” (CUSIP #336901 10 3)
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